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EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

        In connection with the filing by Select Income REIT (the "Company") of the Annual Report on Form 10-K for the year ended December 31, 2012 (the "Report"), each of the undersigned hereby certifies, to the best of his knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BARRY M. PORTNOY Barry M. Portnoy Managing Trustee	/s/ DAVID M. BLACKMAN David M. Blackman President and Chief Operating Officer
/s/ ADAM D. PORTNOY Adam D. Portnoy Managing Trustee	/s/ JOHN C. POPEO John C. Popeo Treasurer and Chief Financial Officer
Date: February 25, 2013

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  EXHIBIT 32.1